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                                                                  EXHIBIT 23.3.1



               [GARB GRUBBS HARRIS & ASSOCIATES, INC. LETTERHEAD]








                        CONSENT OF INDEPENDENT ENGINEERS



         We consent to the inclusion in this registration statement on Amendment No. 1 to Form S-1 for the Mewbourne Energy 02-03 Drilling Programs of the summary of the Reserve Report as of January 1, 2002, for Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P. and Mewbourne Energy Partners 00-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."




                                  /s/  Garb Grubbs Harris & Associates, Inc.
                                 -----------------------------------------------
                                 GARB GRUBBS HARRIS & ASSOCIATES, INC.

                                 Dallas, Texas
                                 May 30, 2002